SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 18, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-3.1 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation
Ex-10.1 Amended and Restated 2000 Stock Option and Incentive Plan
Ex-10.2 First Amendment to the Amended and Restated 2000 Employee Stock Purchase Plan
Ex-99.1 Press Release dated June 18, 2008

Item 1.01 Entry into a Material Definitive Agreement.
On June 18, 2008, Evergreen Solar, Inc. (the “Registrant”) entered into a multi-year String Ribbon solar panel supply agreement valued at up to approximately $400 million with Wagner & Co Solartechnik GmbH (“Wagner”) based on current foreign exchange rates. The supply agreement provides the general terms and conditions pursuant to which Wagner will purchase from the Registrant specified annual quantities of solar panels beginning in 2008 and continuing through 2012 including possible adjustments to pricing under the agreement. The solar panels for this contract will be manufactured at the Registrant’s facility in Devens, Massachusetts, which is expected to begin panel production in July 2008.
The foregoing description of the Wagner supply agreement is qualified in its entirety by reference to the supply agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 28, 2008.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of 2000 Stock Option and Incentive Plan
On June 18, 2008, at the annual meeting of stockholders held in Marlboro, Massachusetts, the Registrant’s stockholders approved the amendment and restatement of the Registrant’s Amended and Restated 2000 Stock Option and Incentive Plan (the “Plan”) to:
•	increase the aggregate number of shares of the Registrant’s common stock available for grant under the Plan from 10,650,000 to 12,150,000;

•	extend the termination date for the Plan by ten years to April 16, 2018;

•	add a requirement that all discretionary awards to non-employee directors be administered by an independent committee of the Registrant’s board of directors; and

•	clarify the provisions prohibiting the repricing of options granted pursuant to the Plan.
The Registrant’s executive officers and directors are eligible to receive awards under the Plan, including stock options, restricted stock and restricted stock units, in accordance with the terms and conditions of the Plan.
A copy of the amendment to the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Amendment to the 2000 Employee Stock Purchase Plan
On June 18, 2008, at the annual meeting of stockholders held in Marlboro, Massachusetts, the Registrant’s stockholders approved the amendment to the Registrant’s Amended and Restated 2000 Employee Stock Purchase Plan (the “ESPP”) to extend the termination date for the plan by ten years to April 16, 2018. The Registrant’s executive officers are eligible to participate in the ESPP in accordance with the terms and conditions thereof.
A copy of the amendment to the ESPP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 18, 2008, at the annual meeting of stockholders held in Marlboro, Massachusetts, the Registrant’s stockholders approved an amendment to the Registrant’s Certificate of Incorporation to increase the number of shares of common stock, par value $0.01, that the Registrant is authorized to issue from 150,000,000 shares to 250,000,000 shares. On June 19, 2008, the Registrant filed a Certificate of Amendment to the Registrant’s Certificate of Incorporation with the Secretary of State of the State of Delaware, reflecting the increase in authorized shares. The Amendment became effective on June 19, 2008.
A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On June 18, 2008, the Registrant issued a press release announcing it had signed the supply agreement with Wagner and a second supply agreement with another customer. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation.

10.1	Amended and Restated 2000 Stock Option and Incentive Plan.

10.2	First Amendment to the Amended and Restated 2000 Employee Stock Purchase Plan.

99.1	Press Release dated June 18, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary
Dated: June 23, 2008